As Filed with the Securities and Exchange Commission on October 11, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2011 (October 3, 2011)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
State of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As Monsanto Company (the “Company” or “Monsanto”) announced in June 2011, the U.S. Securities and Exchange Commission (the “SEC”) is conducting an investigation into the financial reporting of the Company’s customer incentive programs related to glyphosate products in fiscal years 2009 and 2010.  The Company continues to cooperate with the SEC.  Following the SEC notification, the Company began its own review and the Audit and Finance Committee of its Board of Directors retained independent advisors to conduct an internal investigation.  Based on the results of that work, on October 3, 2011, the Audit and Finance Committee of the Board of Directors of the Company and the Company determined that the Company will need to restate its previously issued consolidated financial statements for the fiscal years 2009 and 2010 (including the fourth quarter of fiscal year 2009 and each of the four quarters of fiscal year 2010), as well as for the prior three quarters of fiscal year 2011.  On October 3, 2011, the Audit and Finance Committee and the Company also concluded that, as a result of the pending restatement, the annual consolidated financial statements for the fiscal years 2009 and 2010 and the independent registered public accountant's report thereon, and the consolidated financial statements for the fourth quarter of fiscal year 2009, each of the four quarters of fiscal year 2010 and the first three quarters of fiscal year 2011 should no longer be relied upon.

As disclosed in the Company's earnings release on October 5, 2011, the need to restate these financial statements primarily resulted from a determination by the Company that the timing of its accruals for customer incentive programs for glyphosate products was incorrect.  As a result, Monsanto will adjust portions of its financial statements related to the timing of the accounting for customer incentive programs for glyphosate products from the fourth quarter of fiscal year 2009 through the third quarter of fiscal year 2011, and correct its previously issued financial statements for these periods to reflect these adjustments.  The adjustments to net revenues and expenses between periods do not result in a material change to total company income from operations across these fiscal years, taken as a whole.  The potential impact of these changes would affect fiscal year 2009 earnings per share by approximately ($0.10) to ($0.05) and affect earnings per share for fiscal year 2010 by approximately ($0.02) to $0.03.  The adjustments do not have any material effect on the financial information for the Seeds and Genomics segment, and the fiscal year 2011 financial information reported on October 5, 2011 includes all adjustments Monsanto is making to that full fiscal year.  As a result of the adjustments to prior financial statements, the Company did not provide comparisons with prior financial periods in its October 5 earnings release, except for the Seeds and Genomics segment.  All adjustments will be reflected in Monsanto’s Form 10-K filing later this month.

In connection with the restatements, management has determined that deficiencies in internal control over financial reporting related to its accounting for customer incentive programs relating to its glyphosate products should have been classified as a material weakness with regard to the fiscal years ended August 31, 2009, 2010 and 2011, as well as with regard to the quarters ended November 30, 2009, February 28, 2010, May 31, 2010, November 30, 2010, February 28, 2011 and May 31, 2011.  The Company is actively engaged in developing a remediation plan to address the material weakness.

The Company’s Audit and Finance Committee and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with Deloitte & Touche LLP, the Company’s current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Dated: October 11, 2011	By:	/s/ Nicole M. Ringenberg
Name:       Nicole M. Ringenberg
Title:         Vice President and Controller